UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2017

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 16, 2017, Giga-tronics Incorporated (the “Company”) reached a settlement agreement with Spanawave and Liberty Test Inc. whereby all parties exchanged mutual releases and agreed that the Asset Purchase Agreement was concluded and the remaining Phase (Phase 6) which was in dispute is abandoned. The abandoned Phase remains with the Company.

The Company was party to an Asset Purchase Agreement dated November 25, 2015 with Spanawave Corporation under which Spanawave agreed to purchase certain product lines and associated business and assets from the Company. As previously announced, the Company and Spanawave have been engaged in a dispute over their respective rights and obligations under the agreement and have negotiated in an effort to resolve the dispute. On August 19, 2016, Spanawave filed an action against the Company in Contra Costs Superior Court for alleged breach of contract and alleged breach of the implied covenant of good faith and fair dealing. The Company filed a cross-complaint alleging breach of the agreement by Spanawave and seeking damages for the alleged breach. The settlement agreement calls for dismissal of the complaint and cross-complaint.

The Company was also a party to successive Distributorship Agreements dated June 29, 2013, and January 4, 2014, as amended, with Spanawave’s partner company Liberty Test Equipment, Inc.. The Distributorship Agreement appointed Liberty Test as exclusive distributor within a defined territory for certain Company products. On August 25, 2016, Liberty Test filed an arbitration claim under the Distributorship Agreement asserting that on unspecified dates in 2013 and 2014, the Company engaged in direct sales of certain unidentified products to unidentified purchasers, for which Liberty was entitled to at least $440,000 in damages. The Company filed a cross-claim alleging that Liberty breached its obligations under this agreement. The Company, Spanawave and Liberty Test Inc. also dismissed all arbitration claims as part of the settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017	GIGA-TRONICS INCORPORATED

By: /s/ Temi Oduozor Corporate Controller (Principal Accounting & Financial Officer)